UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52784 (Commission File Number)	98-0507522 (IRS Employer Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On March 21, 2011 Abakan Inc. (the “Company) entered into an accord and satisfaction agreement to conclude the terms and conditions of an amended stock purchase agreement pursuant to which the Company purchased from Kennametal, Inc. (“Kennametal”) five hundred and ninety six thousand eight hundred and thirteen (596,813) shares, being a forty one percent (41%) interest, in Powdermet, Inc. (“Powdermet”) in exchange for an aggregate of one million seven hundred thousand dollars ($1,700,000). Powdermet is the parent company of MesoCoat, Inc. (“MesoCoat”), an Ohio based nanotechnology materials science business, in which the Company holds a direct and indirect sixty one percent (61%) equity interest with the option to acquire up to eighty five percent (85%). Further, the Company has loaned MesoCoat one million six hundred thousand dollars ($1,600,000) to be credited against the option to increase its equity interest.

Powdermet is building new “metal formulations” as well as providing advanced “energy management” solutions over a broad range of commercial applications for the transportation, infrastructure and ballistic management markets.  Development efforts are focused on four product families, each with prospective commercial applications, including:  Powdermet has four product families with high commercial potential under development including:  SComP (a family of syntactic metal composites known for their light weight properties and ability to absorb 500% more impact energy when compared to current best practice impact and ballistic materials like aluminum alloys); MComP (a family of nanocomposite metal and metal matrix composites designed to be a market replacement for beryllium, aluminum and magnesium in structural applications) EnComP (a diverse family of engineered microstructure energy based solutions) and SynFoam (a family of structurally insulating syntactic ceramic composites combining strength, high temperature functionality and low thermal conductivity into one multifunctional material).

The funds used to complete the transaction with Kennametal were realized from the proceeds of a current offering of up to three million two hundred thousand dollars ($3,200,000) in debt and equity of which nearly two million dollars ($2,000,000) has been realized to date.

Andy Sherman serves as the chief executive officer of each of Powdermet and MesoCoat in addition to his duties as a member of the Company’s board of directors.

Item 7.01        Regulation FD Disclosure

The information contained herein includes a press release attached to this current report in Item 9.01 as Exhibit 99 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Exchange Act or the Securities Act only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

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Item 9.01     Financial Statements and Exhibits

(d)        The following exhibits are filed herewith:

Exhibit No.      Description

10 Accord and Satisfaction Agreement dated March 21, 2011 between the Company and Kennametal, Inc.

99 Press Release dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Abakan Inc.                                                                                        Date

By: /s/ Robert Miller                                                                            March 25, 2011

Name: Robert Miller

Title: Chief Executive Officer